                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement


|_|  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))


|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      Annuity and Life Re (Holdings), Ltd.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

      |X| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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      |_| Fee paid previously with preliminary materials.

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      |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

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      (2) Form, Schedule or Registration Statement no.:

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      (3) Filing Party:

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      (4) Date Filed:

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

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                CUMBERLAND HOUSE
                               1 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

TIME                  9:00 a.m. on Thursday, April 29, 1999

PLACE                 Elbow Beach Hotel
                      60 South Shore Road
                      Paget, PG 04, Bermuda

ITEMS OF BUSINESS     (1) To elect four directors to hold office as specified in the Proxy Statement.

                      (2) To approve and adopt an amendment to the Company's
                          Initial Stock Option Plan authorizing 2% of the outstanding Common Shares of the Company to be available for issuance annually thereunder.

                      (3) To appoint KPMG Peat Marwick as independent
                          accountants for the Company for the current fiscal year.

                      (4) To act upon any other matters properly coming before
                          the meeting or any adjournment thereof.

RECORD DATE           The close of business on March 10, 1999 has been fixed as
                      the record date for the meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual
                      Meeting of Shareholders and any adjournment or postponement thereof.

IMPORTANT             It is important that your shares be voted at this meeting.
                      Please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          WILLIAM W. ATKIN
                                          Senior Vice President and Secretary

April 1, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING AND REVOCABILITY OF PROXIES..........................    1
PROPOSAL ONE ELECTION OF DIRECTORS..........................    2
NOMINEES FOR DIRECTOR.......................................    2
  Information Concerning Meetings and Certain Committees....    4
  Compensation Committee Interlocks and Insider
     Participation..........................................    5
  Compensation of Directors.................................    5
PROPOSAL TWO AMENDMENT TO THE COMPANY'S INITIAL STOCK OPTION
  PLAN......................................................    6
PROPOSAL THREE APPOINTMENT OF AUDITORS......................    7
PROPOSAL FOUR OTHER MATTERS.................................    8
ADDITIONAL INFORMATION......................................    8
  Section 16(a) Beneficial Ownership Reporting Compliance...    8
  Executive Officers........................................    8
  Executive Compensation....................................    9
  Employment Contracts......................................   10
  Compensation Committee Report on Executive Compensation...   10
  Performance Graph.........................................   12
  Principal Shareholders....................................   13
  Certain Relationships and Related Party Transactions......   15
  Proposals of Shareholders.................................   17
  Miscellaneous.............................................   17

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                CUMBERLAND HOUSE
                               1 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                                                                   April 1, 1999
The Annual Meeting of the Shareholders of Annuity and Life Re (Holdings), Ltd. (the "Company") will be held at the Elbow Beach Hotel, 60 South Shore Road, Paget, PG 04, Bermuda at 9:00 a.m. on April 29, 1999 (the "Annual Meeting"). This Proxy Statement is being sent to each holder of the issued and outstanding common shares (the "Common Shares") of the Company entitled to vote at the Annual Meeting in order to furnish information relating to the business to be transacted there. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including financial statements, was mailed to shareholders with this Proxy Statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is made. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 30, 1999.

     The close of business on March 10, 1999 has been fixed as the record date for the Annual Meeting (the "Record Date"). All shareholders of record at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, there were outstanding 25,499,999 Common Shares.

VOTING AND REVOCABILITY OF PROXIES

     We hope you will be present at the Annual Meeting. If you cannot attend, please complete, sign, date and return the enclosed proxy in the accompanying envelope so that your Common Shares will be represented. The envelope is addressed to the Company's transfer agent and requires no postage. Shareholders who receive more than one proxy card -- due to the existence of multiple accounts -- should sign and return all proxies received in order to be sure all Common Shares so owned are in fact voted.

     On each matter voted upon at the Annual Meeting and any adjournment or postponement thereof, each record holder of Common Shares will be entitled to one vote per share, except that with respect to the election of directors, the voting rights of three institutional shareholders of the Company are restricted. See "Certain Relationships and Related Party Transactions." In addition, certain provisions of the Company's Bye-Laws reduce the total voting power of any shareholder beneficially owning 10% or more of the Common Shares of the Company to less than 10% of the total voting power of the Company's capital stock.

     Directors are to be elected by a majority of the votes of the Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. Approval of Proposals Two and Three require the affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter but will count towards the establishment of a quorum.

     Shares may be voted at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If no instructions are indicated on a properly completed proxy, such proxy will be voted "FOR" the election of all directors, "FOR" the approval of the amendment to the Company's Initial Stock Option Plan, and "FOR" the ratification of the appointment of

KPMG Peat Marwick as the Company's independent accountants for 1999. If any other business is brought before the Annual Meeting, the proxies will be voted, to the extent permitted by the rules and regulations of the United States Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of Common Shares. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain directors, officers and employees of the Company and its subsidiaries without extra compensation. The Company has retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, United States, to aid in the solicitation of proxies at an anticipated fee of $5,000 plus reasonable expenses. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated four persons for election as Directors whose terms will expire at the regular Annual Meeting of Shareholders in the year 2002. The nominees are Frederick S. Hammer, Robert Clements, Lee M. Gammill, Jr. and Jon W. Yoskin, II, all of whom are currently directors of the Company. The Board of Directors recommends that you vote for the election of each of the nominees.

     While the Board of Directors has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable to serve as a Director, the shares represented by proxies will be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors.

     Set forth below is biographical information concerning each nominee for election as a Director and each person who is continuing as a director, including the individual's principal occupation and the period during which such person has served as a Director of the Company.

                             NOMINEES FOR DIRECTOR

     Frederick S. Hammer, age 62, was elected Chairman of the Board and a director of the Company upon its formation in December 1997. Mr. Hammer has been Co-Chairman of Inter-Atlantic Capital Partners, Inc., a corporation which provides investment banking services for insurance companies and other financial services firms, since 1998. He previously served as a Vice Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He serves as Deputy Chairman and a director of Global Markets Access Ltd. and as a director of Medallion Financial Corporation. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation from 1993 to 1994 and as President of SEI Asset Management Group from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.

     Robert Clements, age 65, was elected a director of the Company on February 19, 1998. Mr. Clements has been Chairman and a director of Risk Capital Holdings, Inc., a global reinsurance company, since its formation in 1995. He also currently serves as an advisor to Marsh & McLennan Risk Capital Corp., a subsidiary of J&H Marsh & McLennan Companies, Inc., and he served as Chairman of the Board and Chief Executive Officer of Marsh & McLennan Risk Capital Corp. from 1994 to 1996. Prior thereto, he served as President of Marsh & McLennan Companies, Inc. from 1992 to 1994, having been Vice Chairman of the Board in 1991. Mr. Clements was Chairman of Marsh & McLennan Incorporated, a subsidiary of Marsh & McLennan Companies, Inc. from 1988 to 1992. Mr. Clements presently serves as a director of EXEL Limited and Hiscox plc. and serves as Chairman of the Board of the College of Insurance. Mr. Clements is serving as a director of the Company as the nominee of Risk Capital Reinsurance Company. See "Certain Relationships and Related Party Transactions."

     Lee M. Gammill, Jr., age 64, was elected a director of the Company on February 19, 1998. Mr. Gammill currently serves as Chairman of the Gammill Group, a provider of financial and consulting services to the insurance industry. From 1994 to 1997, Mr. Gammill served as Vice Chairman of the Board of New York Life Insurance Company, where he was employed for more than 40 years. He currently serves as a director of Guarantee Life Insurance Company and National Affiliated Corporation.

     Jon W. Yoskin, II, age 59, was elected a director of the Company on February 19, 1998. Mr. Yoskin has been Chairman of the Board and Chief Executive Officer of Tri-Arc Financial Services, Inc., an insurance broker, since 1988 and has served as Chairman of the Board and Chief Executive Officer of Magellan Insurance Company, Ltd. since 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

     Robert M. Lichten, age 57, was elected Deputy Chairman of the Board and a director of the Company upon its formation in December 1997. Mr. Lichten has been Co-Chairman of Inter-Atlantic Capital Partners, Inc., a corporation which provides investment banking services for insurance companies and other financial services firms, since 1998. He previously served as a Vice Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He currently serves as Chairman and a director of Global Markets Access Ltd. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for asset liability management and was President of The Chase Investment Bank.

     Albert R. Dowden, age 57, was elected a director of the Company on February 19, 1998. Mr. Dowden was President and Chief Executive Officer of Volvo Group North America, Inc. and Senior Vice President of AB Volvo from 1991 to 1998. Prior to 1991, Mr. Dowden served as Executive Vice President of Volvo Group North America, Inc., having previously served as Executive Vice President and Deputy Managing Director of Volvo Cars North America, Inc. He currently serves as a director of the Cortland Fund.

     Brian M. O'Hara, age 50, was elected a director of the Company on February 19, 1998. Mr. O'Hara has been Chairman of the Board, President and Chief Executive Officer of X.L. Insurance Company, Ltd. and President and Chief Executive Officer of XL Capital Ltd, a diversified Bermuda-based insurer and reinsurer, since 1994. Mr. O'Hara served as President and Chief Operating Officer of X.L. Insurance Company, Ltd. and as Vice Chairman of the Board of XL Capital Ltd from 1986 to 1994. Prior thereto, he served as a director and Senior Vice President and Chief Underwriting Officer of Trenwick America Group from 1979 to 1986. Mr. O'Hara currently serves as a director of XL Capital Ltd.

     Walter A. Scott, age 61, was elected a director of the Company on February 19, 1998. Mr. Scott has been a director of ACE Ltd., a Bermuda property casualty insurance company, since 1989. He served as a consultant to ACE Ltd. from 1994 to 1996 and was Chairman of the Board, President and Chief Executive Officer of ACE Ltd. from 1991 to 1994 and was President and Chief Executive Officer of ACE Ltd. from 1989 to 1991. Mr. Scott currently serves as a director of Overseas Partners Limited.

     Paul H. Warren, age 42, was elected a director of the Company on April 2, 1998. Mr. Warren has been Managing Partner of International Managed Care Advisors, L.P., an investment fund and management company that focuses on the health industry in the developing world, since 1996. He has been a partner of Insurance Partners Advisors, L.P., the manager of Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P., two investment partnerships formed to sponsor acquisitions, recapitalizations, demutualizations and other structured transactions in the property/casualty, life and health insurance and reinsurance industries, since its formation in 1994. Mr. Warren was a Managing Director of International Insurance Advisors, L.P. from 1992 to 1994. Prior thereto, he served as a Vice President in the Insurance Group of J.P. Morgan & Co. from 1986 to 1992. He currently serves as a director of Corporate Health Dimensions,

Provincia Salud and Provincia Aseguradora Riesgos Trabajo. Mr. Warren is serving as a director of the Company as the nominee of Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. See "Certain Relationships and Related Party Transactions."

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     Lawrence S. Doyle, age 55, was elected President, Chief Executive Officer and a director of the Company upon its formation in December 1997. Mr. Doyle was the President and Chief Executive Officer of GCR Holdings Limited, a Bermuda-based start up reinsurer specializing in catastrophe risk, and its subsidiary Global Capital Reinsurance Limited from 1993 until their acquisition by EXEL Limited, a diversified Bermuda-based insurer and reinsurer, in 1997, whereupon Mr. Doyle became an Executive President of EXEL Limited. Prior thereto, Mr. Doyle was Senior Vice President of the Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International.

     Michael P. Esposito, Jr., age 59, was elected a director of the Company upon its formation in December 1997. Mr. Esposito has been Co-Chairman of Inter-Atlantic Capital Partners, Inc., a corporation which provides investment banking services for insurance companies and other financial services firms, since 1998. He previously served as a Vice Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He has been non-executive Chairman of the Board of XL Capital Ltd since 1995 and a director since 1986. He also serves as a director of Risk Capital Holdings, Inc. and Forest City Enterprises, Inc. Mr. Esposito served as Executive Vice President and Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1992 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1992.

     Mark Grier, age 46, was elected a director of the Company on May 27, 1998. Mr. Grier has been Executive Vice President, Corporate Governance of The Prudential Insurance Company of America, a life insurance company, since 1998. He served as the Chief Financial Officer of The Prudential Insurance Company of America from 1995 to 1997. Prior thereto, Mr. Grier served as co-head of Chase Global Markets and as an Executive Vice President of The Chase Manhattan Bank, N.A. from 1994 to 1995 and as an Executive Vice President of The Chase Manhattan Bank, Retail Banking businesses, from 1991 to 1994. He currently serves as a director of Rochester Gas & Electric Company.

     Donald J. Matthews, age 65, was elected a director of the Company on February 19, 1998. Mr. Matthews has been President, Chief Executive Officer and a director of Global Markets Access Ltd., a Bermuda-based financial guaranty insurer and reinsurer, since 1998. Prior thereto, Mr. Matthews served as President, Chief Operating Officer and a director of American Capital Access, a financial guaranty company, from 1997 to 1998. From 1992 to 1997, he served as Senior Vice President and a Principal of Johnson and Higgins, where he was employed for 23 years and where he also most recently served as Chairman of the Global Financial Group.

     Jerry S. Rosenbloom, age 59, was elected a director of the Company on February 19, 1998. Mr. Rosenbloom has been the Frederick H. Ecker Professor of Insurance and Risk Management at the Wharton School of the University of Pennsylvania since 1974. He currently serves as a director of Mutual Risk Management Ltd., Harleysville Mutual Insurance Company, Terra Nova Bermuda Holdings and Century Shares Trust.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held three meetings during 1998. The Board has established Executive, Finance and Investment, Audit and Compensation committees. Each committee reports to the Board.

     Executive Committee. The Board has appointed an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, the Company's Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. The Executive Committee regularly reviews the Company's business and reports or makes recommendations to the Board thereon. The Executive Committee presently consists of five directors of the Company (Messrs. Hammer (Chairman), Doyle, Esposito, Lichten and Scott). During 1998, the Executive Committee met once.

     Finance and Investment Committee. The Board has appointed a Finance and Investment Committee to establish and monitor the Company's investment policies and the performance of the Company's investment managers. The Finance and Investment Committee presently consists of seven directors of the Company (Messrs. Lichten (Chairman), Hammer, Esposito, Gammill, O'Hara and Warren, as well as Mr. Doyle, who serves as an ex-officio member). During 1998, the Finance and Investment Committee met three times.

     Audit Committee. The Board has appointed an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of four directors of the Company (Messrs. Scott (Chairman), Dowden, Matthews and Rosenbloom), none of whom is an officer or employee of the Company or its subsidiary. During 1998, the Audit Committee met three times.

     Compensation Committee. The Board has appointed a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers the stock option plans and incentive compensation plans of the Company. The Compensation Committee presently consists of four directors of the Company (Messrs. Esposito (Chairman), Clements, Matthews and Yoskin), none of whom is an officer or employee of the Company or its subsidiary. During 1998, the Compensation Committee met three times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is an officer or employee of the Company or its subsidiary. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company's Board or Compensation Committee, except that Mr. Doyle, the Company's President and Chief Executive Officer, is a director of Global Markets Access Ltd., of which Mr. Matthews, a director and member of the Compensation Committee, is the President and Chief Executive Officer.

     Mr. Esposito is an owner and officer of the Inter-Atlantic Capital Partners, Inc., the parent corporation of Inter-Atlantic Securities Corporation. See "Certain Relationships and Related Party Transactions."

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. The Chairman of the Board and Committee Chairmen receive an additional $1,000 per annum. Non-employee directors who were not directors, officers or employees of Inter-Atlantic Capital Partners, Inc. or its affiliates receive options to acquire 15,000 Common Shares upon their initial election to the Company's Board of Directors. Such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting will receive options to acquire 2,000 Common Shares. Such options will be immediately exercisable if granted after April 8, 1999 and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. All directors are reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES FOR DIRECTOR.

                                  PROPOSAL TWO

              AMENDMENT TO THE COMPANY'S INITIAL STOCK OPTION PLAN

GENERAL

     The Company's Initial Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and the shareholders of the Company in 1998. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain individuals with the desired training, experience and expertise as key employees, and to furnish additional incentive to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company commensurate with the Company's performance, as reflected in increased shareholder value.

     To ensure that the Company has appropriate long term incentives and competitive compensation opportunities for its key officers and employees, the Compensation Committee of the Board of Directors (the "Committee") and the Board of Directors has approved an amendment to the Option Plan (the "Amendment") that provides that the number of Common Shares of the Company underlying the award of stock options during any fiscal year of the Company may equal not more than 2% of the adjusted average of the outstanding common shares of the Company, as that number is determined by the Company to calculate fully diluted earnings per share for the preceding fiscal year, and has directed that the Amendment be submitted to the Company's shareholders for their approval at the Annual Meeting. The Amendment will be effective as of the date it is approved by the Company's shareholders. The full text of the Option Plan as modified by the Amendment is set forth as Exhibit A to this Proxy Statement, and the following discussion of the Amendment is qualified in its entirety by the text of the Amendment.

     Increase in Authorized Common Shares. The Option Plan currently authorizes the issuance of up to 1,552,500 Common Shares of the Company, and the Amendment would authorize for issuance under the Option Plan an additional 510,416 Common Shares in 1999. The following table reflects, as of March 3, 1999, the number of Common Shares authorized for issuance under the Option Plan, the aggregate number of options granted prior to March 3, 1999, the number of options exercised, the number of Common Shares currently subject to outstanding options, and the number of Common Shares available for issuance in connection with the grant of future options to purchase Common Shares under the Option Plan.

                                              COMMON SHARES    COMMON SHARES
                OPTIONS GRANTED                SUBJECT TO      AVAILABLE FOR
COMMON SHARES       (NET OF        OPTIONS     OUTSTANDING    GRANT OF FUTURE
 AUTHORIZED      FORFEITURES)     EXERCISED      OPTIONS          OPTIONS
-------------   ---------------   ---------   -------------   ---------------
  1,552,500        1,441,865          0         1,441,865         110,635

     As of March 3, 1999, 110,635 Common Shares remained available for issuance under the Option Plan and will remain available for issuance in addition to the Common Shares that would be available for future issuance upon the exercise of future option grants if shareholder approval of the Amendment is obtained. On March 19, 1999, the closing price of the Company's Common Shares was $21.8125 per share.

     The number of Common Shares underlying options that could be granted to the Company's executive officers and other Company employees if this proposal is approved is indeterminable at this time. There is no plan to issue options to existing executives during 1999 based on the Company's performance in 1998. The remaining terms and conditions of the Option Plan will not be changed by the Amendment.

     Under the Option Plan, directors and certain professional employees (the "option recipients") of the Company are eligible to receive awards of stock options. The Option Plan is administered by the Committee. The Committee currently consists of four directors of the Company, each of whom is a disinterested person with respect to the Option Plan within the meaning of the applicable regulations under Section 16 of the United States Securities Exchange Act of 1934, as amended. Subject to the provisions of the Option Plan, the Committee has full authority, subject to the terms of the Option Plan, to select optionees, to determine the terms and conditions of options, and generally to administer the Option Plan.

     The number of Common Shares that may be issued under the Option Plan is subject to adjustment in the event of a stock dividend, stock split or similar change in corporate structure or capitalization affecting the Common Shares or certain other transactions which, in the determination of the Committee, would affect the Common Shares. If any outstanding option granted under the Option Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option will (unless the Option Plan has expired or been terminated) become available for subsequent grants. Common Shares issued under the Option Plan may consist of authorized but unissued shares.

     Options granted under the Option Plan may be "incentive stock options," within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended, or nonqualified stock options. Options will be exercisable for a period of ten years from the date of grant, or such lesser period as the Committee may determine at the time of grant. The exercise price of the options will be determined by the Committee when the options are granted, but in no event will the exercise price be less than the Fair Market Value (as defined in the Option Plan) of the Common Shares on the date of grant. In the discretion of the Committee, the option exercise price may be paid (i) in cash or its equivalent, (ii) in Common Shares having a fair market value on the date of exercise equal to the option exercise price, (iii) in any combination of (i) or
(ii), or (iv) by delivering to the Company a copy of irrevocable instructions to a broker promptly to deliver the exercise price to the Company.

     Option agreements currently outstanding provide for vesting schedules between three and four years. Options will become immediately exercisable under the terms of the Option Plan upon (i) a change in control of the Company (as defined in the Option Plan), (ii) death, disability or retirement of the option recipient, (iii) involuntary termination of the option recipient other than for "cause" (as defined in the Option Plan), or (iv) voluntary termination by the option recipient for "good reason" (as defined in the option recipient's option agreement).

     The Committee is authorized to determine when, and the conditions upon which, each stock option granted will become or remain exercisable during employment or thereafter, and may provide for acceleration of the exercisability of any options granted under the Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF
                       THE AMENDMENT TO THE OPTION PLAN.

                                 PROPOSAL THREE

                            APPOINTMENT OF AUDITORS

     The firm of KPMG Peat Marwick served as the Company's independent accountants for 1998 and has been asked by the Board of Directors to serve in the same capacity for 1999. The shareholders are being asked to appoint KPMG Peat Marwick to serve as the Company's independent accountants for 1999. The affirmative vote of holders of a majority of the outstanding Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to appoint KPMG Peat Marwick. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG Peat Marwick, the Company will select other independent accountants as soon as practicable and before the close of 1999.

     A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she so desires.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
             THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S
                       INDEPENDENT ACCOUNTANTS FOR 1999.

                                 PROPOSAL FOUR

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Commission and Bermuda law, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and certain other officers, as well as persons beneficially owning more than ten percent of a registered class of the Company's equity securities (collectively, the "Covered Persons") to file reports of ownership and changes in ownership of the Company's securities with the Commission. Copies of such reports also must be provided to the Company. Based solely upon the Company's review of the copies of the reports provided to the Company, and written representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by Covered Persons for 1998 were made on a timely basis, except that the initial filing on Form 3 was filed late by each of the following Covered Persons:
William W. Atkin, Robert Clements, Albert R. Dowden, Lawrence S. Doyle, Michael
P. Esposito, Jr., Lee M. Gammill, Jr., Mark Grier, Frederick S. Hammer, Robert
M. Lichten, Donald J. Matthews, Robert P. Mills, Jr., Brian M. O'Hara, Robert J. Reale, Jerry S. Rosenbloom, Walter A. Scott, Richard Tucker, Paul H. Warren and Jon W. Yoskin, II.

EXECUTIVE OFFICERS

     The following provides the name, principal occupation and other pertinent information concerning certain executive officers of the Company who do not also serve as Directors. (Information concerning Mr. Doyle is set forth above.) There are no arrangements or understandings between the executive officers and any other person pursuant to which the executive officers were selected, other than the employment agreements more fully described herein.

     Robert J. Reale, age 42, became a Senior Vice President and the Chief Underwriter of the Company on February 1, 1998. Prior thereto, Mr. Reale, who has over 19 years of experience in the insurance and reinsurance industries, was a consultant at Tilllinghast Towers Perrin, a consulting and actuarial company, from 1997 to 1998. He served as a Vice President of Swiss Re Life & Health America, Inc. from 1989 to 1997 and as the President of Swiss-Am Reassurance Company and Atlantic International Reinsurance Company (Barbados), two companies affiliated with Swiss Re, from 1995 to 1996. Mr. Reale has been a Fellow of the Society of Actuaries since 1986.

     William W. Atkin, age 51, became Chief Financial Officer, Senior Vice President and Treasurer of the Company on March 15, 1998. Prior thereto, Mr. Atkin served from 1987 to 1998 as an Executive Vice President and the Chief Financial Officer of Security Mutual Life Insurance Company of New York, where he was employed for 24 years. Mr. Atkin also served as a director of such company from 1990 to 1998. Mr. Atkin has been a Certified Public Accountant since 1972 and a Chartered Life Underwriter since 1978.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the Company's last fiscal year concerning the annual and long-term compensation paid to the Company's Chief Executive Officer and to each of the Company's other executive officers (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                            LONG-TERM
                                                                 ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                                   -----------------------------------------------   -----------------------
                                                                                        OTHER        RESTRICTED   SECURITIES
                                                                                       ANNUAL          STOCK      UNDERLYING
        NAME              PRINCIPAL POSITION       YEAR(1)    SALARY     BONUS     COMPENSATION(2)     AWARD       OPTIONS
        ----           -------------------------   -------   --------   --------   ---------------   ----------   ----------
Lawrence S. Doyle....  President and Chief          1998     $322,550   $400,000       $79,166          --         764,999
                       Executive Officer
Robert J. Reale......  Senior Vice President and    1998     $183,333   $224,993       $70,831          --         174,499
                       Chief Underwriter
William W. Atkin.....  Senior Vice President,       1998     $142,500   $110,000       $70,831          --         127,499
                       Chief Financial Officer,
                       Treasurer and Secretary
Richard Tucker.......  Vice President               1998     $130,625   $120,000       $83,836          --          66,666
Robert P. Mills,       Vice President and Chief     1998     $129,144   $ 60,000       $88,536          --          98,202
  Jr. ...............  Actuary


                          ALL OTHER
        NAME           COMPENSATION(3)
        ----           ---------------
Lawrence S. Doyle....      $26,250
Robert J. Reale......      $15,000
William W. Atkin.....      $13,500
Richard Tucker.......      $12,375
Robert P. Mills,           $ 9,375
  Jr. ...............

---------------
(1) The Company commenced paying its executive officers in 1998. Prior thereto, the Company's executive officers did not receive any compensation from or on behalf of the Company.

(2) The amounts listed represent monthly housing and travel allowances paid pursuant to employment agreements. Such payments were made from April to December during 1998.

(3) Represents payments to the Company's defined contribution retirement program.

                             OPTION GRANTS IN 1998

                                                 INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                          ----------------------------------------------------------------       VALUE AT ASSUMED ANNUAL
                             NUMBER OF      PERCENT OF TOTAL                                   RATES OF COMMON SHARE PRICE
                           COMMON SHARES    OPTIONS GRANTED    EXERCISE                      APPRECIATION FOR OPTION TERM(1)
                            UNDERLYING        TO EMPLOYEES     PRICE PER                     -------------------------------
NAME                      OPTIONS GRANTED    IN FISCAL YEAR      SHARE     EXPIRATION DATE        5%                10%
----                      ---------------   ----------------   ---------   ---------------   ------------      -------------
Lawrence S. Doyle.......      764,999            60.62%         $15.00      April 8, 2008     $7,216,667        $18,288,453
Robert J. Reale.........      174,499            13.83%         $15.00      April 8, 2008     $1,683,888        $ 4,267,302
William W. Atkin........      127,499            10.10%         $15.00      April 8, 2008     $1,202,769        $ 3,048,054
Richard Tucker..........       66,666             5.28%         $15.00      April 8, 2008     $  626,888        $ 1,593,727
Robert P. Mills, Jr.....       98,202             7.78%         $15.00      April 8, 2008     $  895,528        $ 2,269,443

---------------
(1) Potential realizable value is based on the price of $15.00 per share. The assumed annual rates of Common Share price appreciation have been provided for illustrative purposes only in accordance with the rules and regulations of the Commission and should not be construed as projected appreciation rates for price of the Common shares.

      AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                         SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                       ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                    EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   -----------   --------   -----------   -------------   -----------   -------------
Lawrence S. Doyle....................      --          --           --           764,999          --         $9,179,988
Robert J. Reale......................      --          --           --           174,499          --         $2,141,988
William W. Atkin.....................      --          --           --           127,499          --         $1,529,988
Richard Tucker.......................      --          --           --            66,666          --         $  729,992
Robert P. Mills, Jr..................      --          --           --            98,202          --         $1,178,424

---------------
(1) The value of the unexercised options is based on the difference between the exercise price and the closing price of the Common Shares as of December 31, 1998.

EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with each of the Named Officers. The employment agreements were approved by the Board of Directors and are for initial terms of three years, with consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew.

     Each employment agreement provides that if the Named Officer is terminated by the Company for serious cause or the Named Officer resigns without good reason, the Named Officer will forfeit all bonus amounts for the then current fiscal year, and the Company will be liable to the Named Officer only for accrued but unpaid salary, accrued but unpaid bonuses from a prior fiscal year and reimbursable business expenses incurred prior to the termination. If the employment of Mr. Doyle is terminated by the Company without serious cause or by Mr. Doyle with good reason, the Company will continue to pay Mr. Doyle's base salary for a period of 18 months from such termination. If the employment of Messrs. Reale, Tucker or Mills is terminated by the Company without serious cause or by Messrs. Reale, Tucker or Mills with good reason, the Company will continue to pay Messrs. Reale's, Tucker's or Mills' base salary, as the case may be, for a period of one year from such termination. If the employment of Mr. Atkin is terminated by the Company without serious cause or by Mr. Atkin with good reason, the Company will pay Mr. Atkin not less than $15,000 per month for a period of one year from such termination. Additionally, in each such case, Messrs. Doyle, Reale, Atkin, Tucker and Mills shall be entitled to any accrued but unpaid salary, any earned but unpaid bonuses from a prior fiscal year, reimbursement of business expenses incurred prior to the termination, travel and housing allowances for six months after the date of termination and reasonable relocation expenses from Bermuda to the United States.

     Pursuant to each of the employment agreements, upon a change in control of the Company, the Named Officers' respective options to purchase Common Shares of the Company will become exercisable immediately, and if their employment with the Company is terminated without serious cause, or if they terminate their employment with the Company for good reason within one year following a change in control, they will be entitled to receive a lump sum payment equal to two times their respective annual base salaries as of the date of termination, travel and housing allowances for one year from the date of termination, reasonable relocation expenses from Bermuda to the United States plus an amount equal to any income taxes payable by them by reason of such payments occurring in connection with a change of control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee recommends the Company's compensation policies and procedures to the Board of Directors, reviews performance of Company officers, approves base salary levels and administers the Company's Stock Option Plan and other incentive compensation plans of the Company.

     The Board of Directors and the Compensation Committee believe that the Company's success requires a small, highly motivated and professional staff. The compensation policies, therefore, are designed to attract, retain and motivate such a staff by providing competitive levels of compensation, rewarding superior corporate performance, and recognizing individual initiative and achievements.

     The Executive Compensation Program adopted by the Compensation Committee combines base salary, annual bonus and a long-term incentive in the form of a stock ownership program. Base salaries are governed by employment agreements negotiated between the Company and senior management. Base salary levels and adjustments thereto are based on individual responsibilities and performance expectation as to future contributions, market salary rates and cost of living factors. Annual bonus compensation includes a substantial at-risk component, to provide a link between Company and individual performance. To further align the interests of senior management with the interests of shareholders, the program provides management with a significant stock ownership component to their compensation program through the Company's Stock Option Plan.

     Awards under the Annual Bonus Plan are based on individual and corporate performance during the prior fiscal year in relationship to established performance targets. Factors taken into consideration in making awards include, but may not be limited to, share performance relative to a peer group or other index, revenue and business growth, investment management results and return on shareholder equity. The most heavily weighted factor is the growth of operating income.

     The bonuses awarded to the Company's senior management for 1998 followed the principles outlined in the preceding paragraphs. The Compensation Committee judged that senior management bonuses for 1998 were consistent with the level of accomplishment and appropriately reflected individual and Company performance in 1998.

     The Company adopted the Initial Stock Option Plan in 1998 to provide stock options to employees as a means of creating long-term compensation incentives. Option grants are made at fair market value on the date of grant and vest cumulatively to the extent of one third of the amount granted on each of the first three anniversary dates of the effective date of such grants.

     Mr. Doyle's base salary and stock option grant for 1998 were governed by the employment agreement between him and the Company. Mr. Doyle's bonus award for 1998 was determined based upon the same measures used for all senior management of the Company, including, but not limited to, the share performance of the Company relative to a peer group or other index, revenue and business growth, investment management results and return on shareholder equity. The most heavily weighted factor in the determination of Mr. Doyle's bonus award was the growth of the Company's operating income.

     Since April 15, 1998, the date on which the Company's common shares were first listed on the Nasdaq National Market, the Company's stock has significantly outperformed both the Standard & Poor's 500 Stock Index, and peer groups.

                                          THE COMPENSATION COMMITTEE

                                          Michael P. Esposito, Jr., (Chairman)
                                          Robert Clements
                                          Donald J. Matthews
                                          Jon W. Yoskin, II

March 2, 1999

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the Standard & Poor's 500 Index, the Standard & Poor's Life/ Health Index and a Peer Group Index for the period beginning April 8, 1998, the date trading first began in the Company's Common Shares on the Nasdaq National Market, through December 31, 1998. The Peer Group Index is comprised of American General Corp., ARM Financial Group, Inc., Conseco, Inc., The Equitable Companies Incorporated, ESG Re Limited, Jefferson-Pilot Corporation, Lincoln National Corporation, Nationwide Financial Services, Inc., Protective Life Insurance Company, ReliaStar Life Insurance Company of New York, Reinsurance Group of America and SunAmerica Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at April 8, 1998 and that all dividends were reinvested. The closing market price of the Company's Common Shares on December 31, 1998 was $27.00 per share.

                              [PERFORMANCE GRAPH]

                                    April 9, 1998               Dec.1998
                                    -------------               --------
Company                             100.00                      180.28
S&P 500 Index                       100.00                      112.84
S&P Life/Health Index               100.00                       92.74
Peer Group                          100.00                      113.17

PRINCIPAL SHAREHOLDERS

     The table below sets forth, as of March 15, 1999, certain information regarding the beneficial ownership of Common Shares by (a) each shareholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Common Shares, based upon Company records or the records of the Commission, (b) each director of the Company, (c) each of the Named Officers, and (d) all executive officers and directors of the Company as a group. Each of the shareholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated. Information regarding beneficial ownership of shareholders that are not directors and/or officers of the Company is based on filings with the Commission available to the Company.

                                                               NUMBER      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                      OF SHARES    OF CLASS
----------------------------------------                      ---------    --------
XL Capital Ltd.(2)..........................................  1,418,440      5.56%
Risk Capital Reinsurance Company(3).........................  1,418,440      5.56
Citigroup Inc...............................................  1,329,331      5.21
Neuberger Berman, LLC.......................................  1,319,650      5.18
Wellington Management Company, LLP..........................  1,294,600      5.08
Insurance Partners, L.P.(4)(6)..............................  1,143,065      4.48
Insurance Partners Offshore (Bermuda), L.P.(5)(6)...........    629,985      2.47
Michael P. Esposito, Jr.(7).................................    106,000      *
Lawrence S. Doyle(8)........................................     70,922      *
Richard Tucker(9)...........................................     35,461      *
Robert Clements(10).........................................     30,000      *
William W. Atkin(11)........................................     21,277      *
Robert J. Reale(12).........................................     21,277      *
Robert P. Mills, Jr.(13)....................................     14,184      *
Frederick S. Hammer(14).....................................     10,000      *
Donald J. Matthews(15)......................................     10,000      *
Jerry S. Rosenbloom(15).....................................     10,000      *
Robert M. Lichten(16).......................................      7,000      *
Walter A. Scott(15).........................................      5,000      *
Albert R. Dowden(15)........................................      2,000      *
Lee M. Gammill, Jr.(15).....................................      2,000      *
Brian M. O'Hara(15).........................................      2,000      *
Jon W. Yoskin, II(15).......................................      2,200      *
Mark Grier(15)..............................................         --        --
Paul H. Warren(15)..........................................         --        --
                                                              ---------      ----
All directors and executive officers as a group (eighteen
  persons)..................................................    349,321      1.37%

---------------
* Less than 1%.

(1) The address for XL Capital Ltd is Cumberland House, One Victoria Street, P.O. Box HM2245, Hamilton, HM JX, Bermuda. The address of Risk Capital Reinsurance Company is 20 Horseneck Lane, Greenwich, Connecticut 06830. The address for Citigroup Inc. is 153 East 53rd Street, New York, New York 10043. The address for Neuberger Berman, LLC is 605 Third Avenue, New York, New York 10158. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address for Insurance Partners, L.P. is 201 Main Street, Fort Worth, Texas 76012 and the address for Insurance Partners Offshore (Bermuda), L.P. is 41 Cedar Avenue, P.O. Box HM 1179, Hamilton, HM EX, Bermuda. The address for each other beneficial owner is c/o Annuity and Life Re (Holdings), Ltd., Cumberland House, 1 Victoria Street, P.O. Box HM 98, Hamilton, HM 11, Bermuda.

(2) Does not include 100,000 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable.

(3) Does not include 100,000 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable. For so long as Risk Capital Reinsurance Company owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital Reinsurance Company. In exchange for such right and for so long as any person selected by Risk Capital Reinsurance Company is a director (and during any period after such person's designation but before his or her election) Risk Capital Reinsurance Company will not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of the Company, other than the nominee selected by Risk Capital Reinsurance Company.

(4) Each of Insurance GenPar, L.P., the general partner of Insurance Partners, L.P. ("IGP"), Insurance GenPar MGP, L.P., the general partner of IGP ("IMGP") and Insurance GenPar MGP, Inc., the general partner of IMGP (the "IP General Partner") may be deemed to beneficially own such Common Shares. Robert A. Spass owns 40% of capital stock of the IP General Partner and Daniel L. Doctoroff and Steven B. Gruber each own 30% of the capital stock of the IP General Partner. Each of Messrs. Spass, Doctoroff and Gruber disclaim beneficial ownership of the Common Shams owned by Insurance Partners, L.P. that he may be deemed to have. Does not include 80,586 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable.

(5) Each of Insurance GenPar (Bermuda), L.P., the general partner of Insurance Partners Offshore (Bermuda), L.P. ("IGPB"), Insurance GenPar (Bermuda) MGP, LP., the general partner of IGPB ("IMGPB"), and Insurance GenPar (Bermuda) MGP, Ltd., the general partner of IMGPB (the "IPB General Partner"), may be deemed to beneficiary own such Common Shares. Mr. Spass owns 40% of the capital stock of the IPB General Partner and Messrs. Doctoroff and Gruber each own 30% of the capital stock of the IPB General Partner. Each of Messrs. Spass, Doctoroff and Gruber disclaims beneficial ownership of the Common Shares owned by Insurance Partners Offshore (Bermuda), L.P. that he may be deemed to have. Does not include 44,414 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable.

(6) For so long as Insurance Partners (Bermuda), L.P. and Insurance Partners Offshore (Bermuda), L.P. collectively own at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person jointly selected by Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. In exchange for such right and for so long as any person selected by Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. is a director (and during any period after such person's designation but before his or her election) Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of the Company, other than the nominee selected by Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P.

(7) Includes 91,000 Common Shares held by M.A.&M. Esposito Company and Red Tower Securities, companies in which Mr. Esposito has voting control. Does not include 506,624 Common Shares issuable upon exercise, of Class A Warrants which are not currently exercisable. Also does not include 150,000 Common Shares issuable upon exercise of Class A Warrants owned by adult children of Mr. Esposito, as to which he disclaims beneficial ownership.

(8) Does not include 764,999 Common Shares issuable upon exercise of options which are not currently exercisable.

(9) Does not include 66,666 Common Shares issuable upon exercise of options which are not currently exercisable.

(10) Does not include 15,000 Common Shares issuable upon exercise of options which are not currently exercisable. Mr. Clements has transferred certain shares to a family-owned entity.

(11) Does not include 127,499 Common Shares issuable upon exercise of options which are not currently exercisable.

(12) Does not include 178,499 Common Shares issuable upon exercise of options which are not currently exercisable.

(13) Does not include 98,202 Common Shares issuable upon exercise of options which are not currently exercisable.

(14) Does not include 437,640 Common Shares issuable upon exercise of Class A Warrants which are not currently exercisable. Also does not include 218,983 Common Shares issuable upon exercise of Class A Warrants owned by certain trusts for the benefit of Mr. Hammer's children and grandchildren, as to which he disclaims beneficial ownership.

(15) Does not include 15,000 Common Shares issuable upon exercise of options which are not currently exercisable.

(16) Does not include 453,333 Common Shares issuable upon exercise of Class A Warrants which are not currently exercisable. Also does not include 203,288 Common Shares issuable upon exercise of Class A Warrants owned by certain trusts for the benefit of Mr. Lichten's children and grandchildren, as to which he disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Certain directors of the Company (Messrs. Esposito, Hammer and Lichten) are owners, directors and/or officers of Inter-Atlantic Capital Partners, Inc. and/or its subsidiary, Inter-Atlantic Securities Corporation. Inter-Atlantic Capital Partners, Inc. is a United States domiciled corporation and Inter-Atlantic Securities Corporation is a registered broker-dealer which provides investment banking services for insurance companies and other financial services firms. Pursuant to an agreement between Inter-Atlantic Securities Corporation and the Company, Inter-Atlantic Securities Corporation provided certain services in connection with the formation of the Company, including assistance in recruiting senior management and obtaining necessary governmental permits. Furthermore, in return for certain services related to the Company's initial public offering, including assistance in preparing a registration statement for the Company's Common Shares, retaining underwriters in connection with the Company's initial public offering and such other services as the Company or Inter-Atlantic Securities Corporation deemed appropriate, the Company paid Inter-Atlantic Securities Corporation a fee of $2.0 million upon consummation of the Company's initial public offering. The Company also reimbursed Inter-Atlantic Securities Corporation $683,000 for expenses it incurred in connection with performing services related to the formation of the Company, the Company's initial public offering and the Company's ongoing operations. In addition, pursuant to such agreement, Inter-Atlantic Securities Corporation is paid an annual fee of $600,000 for services provided after April 8, 1998, payable in quarterly installments commencing on April 8, 1999 through April 8, 2003. In exchange, Inter-Atlantic Securities Corporation will assist the Company in the development of products, financial planning, management of assets and liabilities, international marketing efforts and such other services as the Company may request.

     In connection with the formation of the Company, six individuals employed by Inter-Atlantic Capital Partners, Inc. and/or Inter-Atlantic Securities Corporation (Messrs. Esposito, Hammer, Andrew S. Lerner, Lichten, William S. Ogden, Jr. and Arnold Welles) purchased for $238,000 in the aggregate Class A Warrants to purchase up to an aggregate number of 3,059,990 Common Shares. Messrs. Esposito, Hammer, Lichten and Ogden have each transferred a portion of their Class A Warrants to certain family members or trusts that have been established for the benefit of certain family members. The initial exercise price of the Class A Warrants is equal to $15.00 per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below $15.00 per share. The Class A Warrants become exercisable in three equal annual installments commencing on April 8, 1999. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants will expire on January 15, 2008. The holders of the Class A Warrants have also been granted rights to require the Company to register the Common Shares underlying the Class A Warrants, which rights become exercisable on April 8, 1999.

     In connection with the purchase by Risk Capital Reinsurance Company of Common Shares of the Company and Class B Warrants to purchase Common Shares of the Company, and, for so long as Risk Capital Reinsurance Company owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital Reinsurance Company. Similarly, in connection with the purchase by Insurance Partners, L.P. and Insurance Partners (Offshore) Bermuda, L.P. of Common Shares of the Company and Class B Warrants to purchase Common Shares of the Company, and, for so long as such firms collectively own at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person jointly selected by Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. In exchange for such rights, and, for so long as any person selected by Risk Capital Reinsurance Company or Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P., respectively, is a director (and during any period after such person's designation but before his or her election), such entities will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of the Company, other than the nominee selected by them. Each such entity is permitted to assign its right to select one person to be nominated for election as a director of the Company only upon the prior written consent of the Company, which may not be unreasonably withheld. Robert Clements, the Chairman and a director of Risk Capital Reinsurance Company and its parent company Risk Capital Holdings, Inc., is serving as a director of the Company as the nominee of Risk Capital Reinsurance Company. Paul H. Warren, a partner of Insurance Partners Advisors, L.P., the manager of Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P., is serving as a director of the Company as the nominee of Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P.

     Michael P. Esposito, Jr., a director of the Company, is a director of Risk Capital Reinsurance Company and Risk Capital Holdings, Inc. Furthermore, an affiliate of Marsh & McLennan Management Services (Bermuda) Limited ("Marsh & McLennan") was a sponsor of Risk Capital Holdings, Inc. and, based on filings with the Commission, currently holds approximately a 9.6% ownership interest in Risk Capital Holdings, Inc. The Company has contracted with Marsh & McLennan to provide office space and certain administrative services. EXEL Limited, one of the Company's principal shareholders, was also an initial investor in Risk Capital Holdings, Inc. and, based on filings with the Commission, currently holds approximately a 28% ownership interest in such company and has the right to designate two of its directors.

     Brian M. O'Hara, a director of the Company, currently serves as the President and Chief Executive Officer of XL Capital Ltd, one of the Company's principal shareholders. In addition, Michael P. Esposito, Jr., a director of the Company, currently serves as the non-executive Chairman of the Board of XL Capital Ltd, and Robert Clements, a director of the Company, currently serves as a director of XL Capital Ltd. Robert M. Lichten, a director of the Company, has agreed to serve as a director of a United States-based subsidiary of XL Capital Ltd.

     During 1998, certain officers of the Company, Messrs. Lawrence S. Doyle, Robert J. Reale, William W. Atkin, Richard Tucker and Robert P. Mills, Jr., purchased an aggregate total of 163,121 Common Shares from the Company. The Company made loans to Messrs. Doyle, Reale, Atkin, Tucker and Mills in the amounts of $500,000, $225,000, $225,000, $250,000 and $125,000, respectively, to partially finance such purchases. Such loans bear interest at 7% per annum and must be repaid by April 15, 2003, except that $75,000 of the loans made to Messrs. Reale and Atkin and $25,000 of the loan made to Mr. Mills must be repaid by June 15, 1999.

     Annuity and Life Reassurance, Ltd., the Company's wholly owned subsidiary, is subleasing office space to Global Markets Access Ltd., a Bermuda-based financial guaranty insurer and reinsurer, on a month-to-month basis. Under the terms of the sublease, Global Markets Access Ltd. has agreed to pay Annuity and Life Reassurance, Ltd. BD$5,200 plus utilities in rent for the first month of the sublease and BD$4,500 plus utilities in rent for each month thereafter. Lawrence S. Doyle, the President, Chief Executive Officer and a director of the Company is a director of Global Markets Access Ltd. Frederick S. Hammer, the Chairman of the Board and a director of the Company, is Deputy Chairman and a director of Global Markets Access Ltd. Robert M. Lichten, the Deputy Chairman of the Board and a director of the Company, is Chairman and a director of Global Markets Access Ltd. Donald J. Matthews, a director of the Company, is the President, Chief Executive Officer and a director of Global Markets Access Ltd.

PROPOSALS OF SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders, shareholder proposals to take action at such meeting must comply with applicable Commission rules and regulations, must be directed to the Secretary of the Company at its office set forth on page one of this Proxy Statement and must be received by the Company not later than December 1, 1999.

MISCELLANEOUS

     The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements but without exhibits and schedules) for fiscal 1998. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary, at the offices of the Company set forth on page one of this Proxy Statement.

                                          By Order of the Board of Directors,

                                          WILLIAM W. ATKIN
                                          Senior Vice President and Secretary

April 1, 1999

                                                                       EXHIBIT A

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                           INITIAL STOCK OPTION PLAN

               (as amended and restated effective April 29, 1999)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1   Definitions.................................................      1
SECTION 2   Administration..............................................      2
SECTION 3   Eligibility.................................................      3
SECTION 4   Common Shares...............................................      3
SECTION 5   Annual Limit................................................      3
SECTION 6   Granting of Options to Key Employees and Consultants........      4
SECTION 7   Terms and Conditions of Options to Key Employees and              4
            Consultants.................................................
SECTION 8   Options for Non-Employee Directors..........................      7
SECTION 9   Option Agreements -- Other Provisions.......................     10
SECTION 10  Capital Adjustments.........................................     10
SECTION 11  Amendment or Discontinuance of the Plan.....................     10
SECTION 12  Termination of Plan.........................................     11
SECTION 13  Shareholder Approval........................................     11
SECTION 14  Miscellaneous...............................................     11
SECTION 15  Change in Control...........................................     12

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                           INITIAL STOCK OPTION PLAN

                                    PURPOSE

     This ANNUITY AND LIFE RE (HOLDINGS), LTD. INITIAL STOCK OPTION PLAN is intended to provide a means whereby Annuity and Life Re (Holdings), Ltd. may, through the grant of Options to purchase Common Shares of the Company to Key Employees, Non-Employee Directors, and Consultants attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

     SECTION 1  DEFINITIONS

     As used in the Plan the following words and terms shall have the meaning hereinafter set forth unless the context clearly indicates otherwise:

          (a) BOARD. The term "Board" shall mean the Board of Directors of the Company.

          (b) CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) COMMITTEE. The term "Committee" shall mean the Company's Compensation Committee which shall consist of not less than two (2) directors of the Company and who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. On and after the date the Company first registers equity securities under Section 12 of the Exchange Act, it is intended that each member of the Committee shall be a Rule 16b-3 Non-Employee Director. Notwithstanding the foregoing, if the Committee does not consist solely of two (2) or more Rule 16b-3 Non-Employee Directors, the full Board shall serve as the Committee if it is intended that Options satisfy the advance approval requirements of 17 CFR sec.240.16b-3.

          (d) COMMON SHARES. The term "Common Shares" shall mean the common shares of the Company, par value $1.00 per share.

          (e) COMPANY. The term "Company" shall mean Annuity and Life Re (Holdings), Ltd., a Bermuda corporation.

          (f) CONSULTANT. The term "Consultant" shall mean a consultant or advisor who is not an employee of the Company or a Related Corporation and is not a Non-Employee Director, but may include directors, officers, employees and partners of Inter-Atlantic Capital Partners, Inc. or its affiliates.

          (g) ELIGIBLE NON-EMPLOYEE DIRECTORS. The term "Eligible Non-Employee Director" shall mean a Non-Employee Director who is not a director, officer or employee of Inter-Atlantic Capital Partners, Inc. or its affiliates.

          (h) EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) FAIR MARKET VALUE. The term "Fair Market Value" shall mean the fair market value of the optioned Common Shares arrived at by a good faith determination of the Committee and shall be:

             (1) The quoted closing price, if there is a market for the Common Shares on a registered securities exchange or in an over the counter market, on the date of grant;

             (2) The weighted average of the quoted closing prices on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

             (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

             (4) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

          Where the fair market value of the optioned Common Shares is determined under (2) above, the average of the quoted closing prices on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. sec. 20.2031-2(b)(1).

          (j) ISO. The term "ISO" shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of section 422 of the Code.

          (k) KEY EMPLOYEE. The term "Key Employee" shall mean an officer or any other key employee of the Company or of a Related Corporation.

          (l) NON-EMPLOYEE DIRECTOR. The term "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or a Related Corporation.

          (m) NQSO. The term "NQSO" shall mean an Option which is not an ISO, and/or is designated as an NQSO in the Option Agreement.

          (n) OPTION. The term "Option" shall mean any stock option granted to a Key Employee, Non-Employee Director, or Consultant under Sections 7 and 8 hereof.

          (o) OPTION AGREEMENT. The term "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 9.

          (p) OPTIONEE. The term "Optionee" shall mean a Key Employee, Non-Employee Director, or Consultant to whom an Option has been granted.

          (q) PLAN. The term "Plan" shall mean the Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan, as set forth herein and as amended from time to time.

          (r) RELATED CORPORATION. The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Code, or the corporate parent of the Company, as defined in section 424(e) of the Code.

          (s) RULE 16B-3 NON-EMPLOYEE DIRECTOR. The term "Rule 16b-3 Non-Employee Director" shall mean a director who:

             (1) Is not currently an officer (as defined in 17 CFR sec.240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR sec.240.16b-3(b)(3);

             (2) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company within the meaning of 17 CFR sec.240.16b-3(b)(3) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR sec.229.404(a);

             (3) Does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR sec.229.404(a); and

             (4) Is not engaged in a business relationship for which disclosure would be required pursuant to 17 CFR sec.229.404(b).

     SECTION 2  ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees and Consultants to be granted ISOs and/or NQSOs under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such

Options. Options granted to Non-Employee Directors shall be granted pursuant to the formula set forth in Section 8(a) hereof.

     The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, directors, and consultants, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     SECTION 3  ELIGIBILITY

     Key Employees, Non-Employee Directors, and Consultants shall be eligible to receive Options under the Plan. Key Employees shall be eligible to receive ISOs and/or NQSOs. Non-Employee Directors and Consultants shall be eligible to receive only NQSOs. More than one Option may be granted to a Key Employee, Non-Employee Director, or Consultant under the Plan.

     SECTION 4  COMMON SHARES

     Options may be granted under the Plan to purchase up to a maximum of 1,552,500 Common Shares. In addition, effective as of April 29, 1999, Options may be granted each calendar year to purchase up to a number of Common Shares equal to two percent (2.0%) of the adjusted average of the outstanding Common Shares of the Company for the preceding fiscal year, as that number is determined by the Company to calculate fully diluted earnings per share for the Company's Form 10-K. (For 1999, the additional number of shares available pursuant to the preceding sentence is 510,416.) However, in no event may more than 2,062,916 Common Shares be issued under ISOs. The maximum number of Common Shares available under the Plan shall be subject to further adjustment as provided in Section 10 hereof. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option.

     SECTION 5  ANNUAL LIMIT

          (a) ISOS. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

          (b) OPTIONS OVER ANNUAL LIMIT. If an Option intended as an ISO is granted to a Key Employee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in subsection (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as an NQSO as to the remainder, but shall continue to be subject to the provisions of the Plan that apply to ISOs. For purposes of determining whether an ISO would cause such limitation to be exceeded, the Key Employee's incentive stock options shall be taken into account in the order granted.

          (c) NQSOS. The annual limit set forth above for ISOs shall not apply to NQSOs.

     SECTION 6  GRANTING OF OPTIONS TO KEY EMPLOYEES AND CONSULTANTS

     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees and Consultants under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee or Consultant to, or to disqualify the Key Employee or Consultant from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee or Consultant shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee or Consultant, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     SECTION 7  TERMS AND CONDITIONS OF OPTIONS TO KEY EMPLOYEES AND CONSULTANTS

     The Options granted pursuant to the Plan to Key Employees and Consultants shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

          (a) NUMBER OF SHARES. A statement of the number of Common Shares to which the Option pertains.

          (b) PRICE. A statement of the Option exercise price, which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) shareholders as discussed in Subsection (j) below) of the Fair Market Value of the optioned Common Shares, or the par value thereof, on the date the ISO is granted.

          (c) TERM.

             (1) ISOS. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 10 hereof, the term of each ISO shall be not more than ten (10) years (five (5) years in the case of more than ten percent (10%) shareholders as discussed in (j) below) from the date of grant.

             (2) NQSOS. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in Section 9 hereof, the term of each NQSO shall be not more than ten (10) years from the date of grant.

          (d) EXERCISE.

             (1) GENERAL. Unless otherwise provided in the Option Agreement, Options shall become exercisable in three (3) equal annual installments, commencing with the first anniversary of the grant date; provided that the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

             Any Common Shares, the right to the purchase of which has accrued under an Option, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

             (2) MANNER OF PAYMENT.  The Option exercise price shall be payable:

                (A) In cash or its equivalent;

                (B) If the Committee, in its discretion, so provides in the Option Agreement (as hereinafter defined) or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Common Shares previously acquired by the Optionee, provided that the Committee, in its discretion, may require (i) if such Common Shares were acquired through the exercise of an ISO and are used to pay the Option exercise price of an ISO, such shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or (ii) if such Common Shares were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option exercise price of an NQSO, such shares have been held by the Optionee for a period of more than six
           (6) months on the date of exercise;

                (C) If the Committee, in its discretion, so provides in the Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Common Shares newly acquired by the Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                (D) If the Committee, in its discretion, so provides in the Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in any combination of (A), (B) and/or (C) above; or

                (E) If the Committee, in its discretion, so provides in the Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, by permitting the Optionee to deliver a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

             In the event such Option exercise price is paid, in whole or in part, with Common Shares, the portion of the Option exercise price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Common Shares surrendered in payment of such Option exercise price.

          (e) TERMINATION OF EMPLOYMENT OR SERVICE.

             (1) GENERAL. If an Optionee's employment or service with the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death, disability, or Cause (as described in paragraph (2) below), such Option may be exercised, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                (A) The expiration date fixed for such Option; or

                (B) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment or service and, unless otherwise determined by the Committee, in its discretion, shall not be later than three (3) months after the date of such termination of employment.

             If an Optionee's employment or service with the Company or a Related Corporation terminates by reason of Cause prior to the expiration date fixed for his or her Option, such Option shall terminate immediately.

             (2) CAUSE. For purposes of this Plan, unless otherwise defined in an Optionee's employment or service contract with the Company or a Related Corporation, "Cause" shall include insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, Optionee's duties, willful violation of any express direction or of any rule or regulation applicable to such Optionee, any act of fraud or intentional misrepresentation, or embezzlement, misappropriation, or conversion of assets or opportunities of the Company or a Related Corporation.

          (f) EXERCISE UPON DISABILITY OF OPTIONEE. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment or service and, prior to the expiration date fixed for his or her Option, his or her employment or service is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

             (1) The expiration date fixed for the Option; or

             (2) An accelerated termination date determined by the Committee, in its discretion, except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of termination of employment or service by reason of disability and, unless otherwise determined by the Committee, in its discretion, shall not be later than one (1) year after the date of such termination of employment.

     In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          (g) EXERCISE UPON DEATH OF OPTIONEE. If an Optionee shall die during his or her employment or service and prior to the expiration date fixed for his or her Option, or if an Optionee whose employment or service is terminated for any reason shall die following his or her termination of employment or service, but prior to the earlier of:

             (1) The expiration date fixed for such Option; or

             (2) The expiration of the period determined under Subsections (e) and (f) above, if applicable;

     such Option may be exercised, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of:

             (A) The expiration date specified in such Option (which may be the expiration date determined under Subsections (e) and (f) above, if applicable); or

             (B) An accelerated termination date determined by the Committee, in its discretion except that, subject to Section 9 hereof, such accelerated termination date shall not be later than one (1) year after the date of death.

          (h) NON-TRANSFERABILITY.

             (1) ISOS. No ISO shall be assignable or transferable by a Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the ISO shall be exercisable only by him or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

             (2) NQSOS. Except as otherwise provided in any Option Agreement, no NQSO shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the NQSO shall be exercisable only by him or by his or her guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

          (i) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a share certificate to him or her for such shares.

          (j) TEN PERCENT SHAREHOLDER. If a Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Employee, the Option exercise price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection
     (j) shall not apply to NQSOs.

          (k) LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

          (l) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Common Shares upon the exercise of any Option shall be subject to applicable tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the minimum required withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise). An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum tax withholding requirements.

     SECTION 8  OPTIONS FOR NON-EMPLOYEE DIRECTORS

          (a) GRANTING OF OPTIONS TO OUTSIDE DIRECTORS.

             (1) Each person who becomes an Eligible Non-Employee Director shall be granted an NQSO to purchase 15,000 Common Shares on the later of (A) the date he or she becomes an Eligible Non-Employee Director and (B) the date of the Company's initial public offering of its Common Shares.

             (2) In addition, with respect to the Company's first annual shareholder's meeting after December 31, 1998 and each subsequent annual shareholder's meeting of the Company, each Non-Employee Director whose term as a director has not ended as of the date of such annual shareholder's meeting shall be granted an NQSO to purchase 2,000 Common Shares as of the day of such annual shareholder's meeting.

          (b) TERMS AND CONDITIONS OF OPTIONS. Options granted to Non-Employee Directors shall expressly specify that they are NQSOs. In addition, such Options shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan:

             (1) NUMBER OF SHARES. A statement of the number of Common Shares to which the Option pertains.

             (2) PRICE. A statement of the Option exercise price, which shall be one hundred percent (100%) of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

             (3) TERM. Subject to earlier termination as provided in Subsections (5), (6) and (7) below, the term of each Option granted under this Section 8 shall be 10 years from the date of grant.

             (4) EXERCISE.

                (A) GENERAL. Options granted under Section 8(a)(1) shall become exercisable in three (3) equal annual installments, commencing with the first anniversary of the grant date. Options granted under
           Section 8(a)(2) shall be immediately exercisable as of the grant date, provided that if such date is not at least one year after the date upon which the Company's initial public offering of its Common Shares was consummated, such Options shall become exercisable on the first anniversary of the consummation of such initial public offering. Any Common Shares, the right to the purchase of which has accrued under an Option, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

                (B) MANNER OF PAYMENT. The Option exercise price shall be payable:

                    (i) In cash or its equivalent;

                    (ii) Unless in the opinion of counsel to the Company to do so may result in a possible violation of law, in whole or in part through the transfer of Common Shares previously acquired by the Non-Employee Director, provided that if such Common Shares were acquired through exercise of an NQSO or of an option under a similar plan, such Common Shares so transferred shall have been held by the Non-Employee Director for more than six (6) months on the date of exercise;

                    (iii) Unless in the opinion of counsel to the Company to do so may result in a possible violation of law, in whole or in part, in Common Shares newly acquired by the Non-Employee Director upon the exercise of such Option; or

                    (iv) In any combination of (i), (ii), and/or (iii) above. In the event such Option exercise price is paid, in whole or in part, with Common Shares, the portion of the Option exercise price so paid shall equal the Fair Market Value on the date of exercise of the Option of the Common Shares surrendered in payment of such Option exercise price.

             (5) EXPIRATION OF TERM OR REMOVAL AS DIRECTOR. If a Non-Employee Director's service as a director of the Company terminates prior to the expiration date fixed for his or her Option for any reason (such as, without limitation, failure to be re-elected by the Company's shareholders) other than by disability, death, or Cause (as described in
        Section 7(e)(2) above), such Option may be exercised, to the extent of the number of Common Shares with respect to which the Non-Employee

        Director could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                (A) The expiration date fixed for such Option; or

                (B) Three (3) months after the date of such termination of service as a director.

                If a Non-Employee Director's service as a director of the Company terminates by reason of Cause prior to the expiration date fixed for his or her Option, such Option shall terminate immediately.

             (6) EXERCISE UPON DISABILITY OF NON-EMPLOYEE DIRECTOR. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her term as a director of the Company and, prior to the expiration date fixed for his or her Option, his or her term as a director is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of Common Shares with respect to which the Non-Employee Director could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

                (A) The expiration date fixed for such Option; or

                (B) One year after the date of such termination of service as a director.

                In the event of the Non-Employee Director's legal disability, such Option may be so exercised by his or her legal representative.

             (7) EXERCISE UPON DEATH OF NON-EMPLOYEE DIRECTOR. If a Non-Employee Director shall die during his or her term as a director of the Company and prior to the expiration date fixed for his or her Option, or if a Non-Employee Director whose term as a director has been terminated for any reason shall die following his or her termination as a director, but prior to the earlier of:

                (A) The expiration date fixed for such Option; or

                (B) The expiration of the period determined under Subsections
           (5) and (6) above, if applicable;

           such Option may be exercised, to the extent of the number of Common Shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the earlier of:

                    (i) The expiration date specified in such Option (which may be the expiration date determined under Subsections (5) and (6) above, if applicable); or

                    (ii) One year after the date of death.

             (8) RIGHTS AS A SHAREHOLDER. A Non-Employee Director shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a share certificate to him or her for such shares.

             (9) LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

     SECTION 9  OPTION AGREEMENTS -- OTHER PROVISIONS

     Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Optionee shall enter into, and be bound by, such Option Agreement.

     SECTION 10  CAPITAL ADJUSTMENTS

     The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which options may be granted during a specified period to any Key Employee, Non-Employee Director, or Consultant under the Plan, as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation (as provided in section 424(a) of the Code and the regulations thereunder); provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options to Key Employees and Consultants if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee and Consultant holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7 hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options granted to Key Employees and Consultants become exercisable.

     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

     SECTION 11  AMENDMENT OR DISCONTINUANCE OF THE PLAN

     (a) GENERAL. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in Section 11(b) below):

          (1) With respect to ISOs, any amendment which would:

             (A) Change the class of employees eligible to participate in the Plan;

             (B) Except as permitted under Sections 4 and 10 hereof, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan; or

             (C) Extend the duration of the Plan under Section 12 hereof with respect to any ISOs granted hereunder; and

          (2) Any amendment which would require shareholder approval under 17 CFR sec.240.16b-3 in order for the Plan to continue to constitute a "formula plan" with respect to Options granted to Non-Employee Directors, unless (i) the Plan is amended in a manner that takes advantage of another method of complying with 17 CFR sec.240.16b-3 with respect to Options granted to Non-Employee Directors, or (ii) compliance with 17 CFR sec.240.16b-3 is not intended.

     Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b) SHAREHOLDER APPROVAL REQUIREMENTS. Shareholder approval must meet the following requirements:

          (1) The approval of shareholders must be by a majority of the votes cast at a meeting duly held in accordance with the applicable laws of Bermuda; and

          (2) The approval of shareholders must comply with all applicable provisions of the corporate charter, bye-laws, and applicable law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

             (A) By a method and in a degree that would be treated as adequate under applicable law of Bermuda in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

             (B) By a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

     SECTION 12  TERMINATION OF PLAN

     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on December 2, 2007, which date is within ten (10) years after the date the Plan was adopted by the Board (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section 12, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on December 2, 2007, which by their terms extend beyond such date.

     SECTION 13  SHAREHOLDER APPROVAL

     This Plan shall become effective on December 3, 1997 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 11(b), within twelve (12) months before or after said date, ISOs granted hereunder shall be null and void and no additional ISOs shall be granted hereunder.

     SECTION 14  MISCELLANEOUS

     (a) GOVERNING LAW. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Optionees under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable United States law and otherwise by the laws of Bermuda.

     (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

     Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate an Optionee's employment or service at any time for any reason whatsoever.

     (c) INDEMNIFICATION OF BOARD AND COMMITTEE. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

     (d) APPLICATION OF FUNDS. Any cash received in payment for Common Shares upon exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Shares received in payment for Common Shares upon exercise of an Option shall be cancelled.

     (e) NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

     SECTION 15  CHANGE IN CONTROL

     (a) GENERAL. All outstanding Options shall become fully vested and exercisable upon a Change in Control of the Company. In the event of a Change in Control in which outstanding Options are not assumed by the surviving entity, the Committee shall terminate all outstanding Options on at least seven days' notice. Any such Option which is to be so terminated may be exercised up to, and including the date immediately preceding such termination. In any transaction to which both Section 10 and this Section 15 are applicable, only the provisions of this Section 15 shall apply.

     (b) DEFINITION OF CHANGE IN CONTROL. For purposes of this Section 15, a "Change in Control" of the Company shall be deemed to have occurred if:

          (1) Any person, including a group of persons acting in concert, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

          (2) There occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

          (3) The sale, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by reason of a change in beneficial ownership occurring in connection with the initial public offering of the Common Shares.

     (c) In the event of a Change in Control of the Company in which holders of Common Shares are entitled only to receive money or other property exclusive of securities, then in lieu of outstanding Options being terminated or assumed by the Surviving Entity, each Optionee shall have the right, at its sole option, to require the Company or such surviving entity to purchase such Optionee's Options (without prior exercise by Optionee) at its fair value as of the day before such transaction became publicly known, as determined by an unaffiliated internationally recognized accounting firm or investment bank selected by the Company or such surviving entity and reasonably acceptable to all electing Optionees.

     IN WITNESS WHEREOF, Annuity and Life Re (Holdings), Ltd. has caused these presents to be duly executed, under seal, as of this 29th day of April, 1999.

                                          ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                          By: /s/ LAWRENCE S. DOYLE

                                            ------------------------------------
                                            President and Chief Executive
                                              Officer

                      ANNUITY AND LIFE RE (HOLDINGS) LTD.

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE
O
       The undersigned, revoking all prior proxies, hereby appoints Lawrence S.
X Doyle and William W. Atkin, or any of them, or failing them, the Chairman of the Annual Meeting, as the undersigned's proxies, with full power of
Y substitution, to vote all the common shares of Annuity and Life Re (Holdings), Ltd. (the "Company") standing in the name of the undersigned on the Company's books on March 10, 1999, at the Annual Meeting of Shareholders of the Company to be held on April 29, 1999 at 9:00 a.m. at the Elbow Beach Hotel, 60 South Shore Road, Paget, PG 04, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

                                                                      SEE
                                                                    REVERSE
                                                                     SIDE
                             -FOLD AND DETACH HERE-

     X     PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE.

     THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

                    FOR            WITHHELD

1. Election of                                Nominees:
   Directors.                                 Frederick S. Hammer,
                                              Robert Clements,
                                              Lee M. Ganmill, Jr. and
For, except vote withheld from the            Jon W. Yoskin, II
following nominee(s):


_______________________________________

                                                         FOR   AGAINST   ABSTAIN
2. To approve and adopt an amendment to the Annuity and Life Re (Holdings), Ltd. Initial Stock Option
   Plan authorizing 2% of the outstanding common shares of the Company to be available for issuance annually thereunder.

3. To appoint KPMG Peat Marwick as the Company's independent accountants for 1999.

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.




                                        CHANGE OF ADDRESS AND OR
                                        COMMENTS MARK HERE

                                        The signature on this proxy should
                                        correspond exactly with the
                                        shareholder's name as printed to the
                                        left. In the case of joint tenancies,
                                        co-executors or co-trustees, all should
                                        sign. Persons signing as attorney,
                                        executor, administrator, trustee or
                                        guardian should indicate their full
                                        title. Please sign, date and return this Proxy in the enclosed postage paid envelope.


                                        ______________________________________


                                        ______________________________________
                                        SIGNATURE(S)             DATE

                             -FOLD AND DETACH HERE-